UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 14, 2005

Cognizant Technology Solutions Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24429	13-3728359

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Glenpointe Centre West Teaneck, New Jersey	07666

(Address of Principal Executive Offices)	(Zip Code)

(201) 801-0233
(Registrant’s telephone number,
including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01. Other Events.

      At the 2005 Annual Meeting of Stockholders, held on June 14, 2005, the stockholders of Cognizant Technology Solutions Corporation (the “Company”) approved the amendment of the Company’s 1999 Incentive Compensation Plan, as amended (the “Plan”), in the form previously approved by the Company’s Board of Directors (the “Board”). As described in the amendment to the Plan, the maximum number of shares of Class A Common Stock issuable under the Plan was increased from 36,000,000 to 37,500,000 shares and an additional 1,500,000 shares of Class A Common Stock were reserved for issuance upon the exercise of stock options or stock appreciation rights or for the issuance of other awards granted under the Plan. The other material changes effected by the amendment of the Plan were described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 28, 2005. In addition, the Company’s stockholders reelected Robert W. Howe and Robert E. Weissman as Class II directors to serve until the 2008 Annual Meeting of Stockholders. The Company’s stockholders also reaffirmed the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2005.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

	By:	/s/ Gordon Coburn

Name: Gordon Coburn Title: Executive Vice President, Chief Financial Officer, Treasurer and Secretary

Date: June 14, 2005